FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                            DynCorp

     (Exact name of registrant as specified in its charter)

           Delaware                                              36-2408747
   (State of incorporation or organization) (I.R.S. Employer Identification No.)

  2000 Edmund Halley Drive, Reston, Virginia                    20191-3436
  (Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
              None                                         None

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this Form relates:
33-59279

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.10 per share

                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of DynCorp, a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder, set forth under the caption "Description of Capital Stock," at page 36 of the Registrant's Post-Effective Amendment No. 2 on Form S-2 to Form S-1, File No. 33-59279, filed with the Securities and Exchange Commission on June 18, 1997, is incorporated herein by reference.

ITEM 2.           EXHIBITS.

Exhibit    Description
1 Specimen Common Stock Certificate (incorporated by reference to Registrant's Form 10-K for 1988, File No. 1-3879)

2.1 Certificate of Incorporation, as currently in effect, consisting of Amended and Restated Certificate of Incorporation
           (incorporated  by reference to  Registrant's  Form S-1, File No.
           33-59279)

2.2 Registrant's By-Laws as amended to date (incorporated by reference to Registrant's Form S-1, File No. 33-59279)

2.3 Stockholders Agreement (incorporated by reference to Registrant's Form S-1, File No. 33-59279)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              DynCorp


Date: May 1, 1998                             By:    /s/ H. Montgomery Hougen

                                                     H. Montgomery Hougen
                                                     Vice President & Secretary